UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 28, 2022

Monroe Capital Income Plus Corporation

(Exact name of Registrant as Specified in Its Charter)

Maryland	814-01301	83-0711022
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

311 South Wacker Drive, Suite 6400 Chicago, Illinois	60606
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (312) 258-8300

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934. Emerging growth company    ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 28, 2022, Aaron Peck stepped down from his position as the Chief Financial Officer, Chief Investment Officer, and Secretary of Monroe Capital Income Plus Corporation (the “Company”), effective upon the appointment of his successor, to redirect his focus towards the growth plan for the opportunistic credit business of Monroe Capital LLC (“Monroe Capital”). In that regard, Mr. Peck will remain with Monroe Capital and will continue to serve as Co-Head and Portfolio Manager of the Opportunistic Private Credit business of Monroe Capital. Mr. Peck will also continue to serve as an active member of Monroe Capital’s Investment Committee. There was no disagreement between Mr. Peck and the Company on any matter relating to the Company’s operations, policies, or practices.

On January 28, 2022, the board of directors of the Company (the “Board”) appointed Lewis (“Mick”) W. Solimene, Jr., age 62, to serve as the Chief Financial Officer, Chief Investment Officer, and Secretary of the Company, effective immediately.

Mr. Solimene has served as a Managing Director and Portfolio Manager of Monroe Capital since July 2021. Prior to joining Monroe Capital, Mr. Solimene served as a Managing Director and Head of Opportunistic Investments for Allstate Investments, LLC, from 2016 to 2021, where was responsible for managing a portfolio strategy that focuses on deploying debt and equity capital in dislocated markets, out-of-favor sectors and special solutions. From 2007 to 2016, Mr. Solimene was a Senior Managing Director at Macquarie Capital, where he was head of the Restructuring and Special Situations Group. Mr. Solimene was also a Managing Director at Giuliani Capital Advisors LLC from 2004 to 2007, where he ran the Restructuring Advisory Practice. At Ernst & Young Corporate Finance LLC from 2000 to 2004, Mr. Solimene was a Managing Director specializing in providing strategic solutions for underperforming and over-leveraged companies. From 1981 to 2000, Mr. Solimene held a number of leadership roles at Bank of America (and its predecessor, Continental Illinois National Bank and Trust Company), including as a Managing Director in the Global Special Situation Group where he managed a proprietary capital portfolio of stressed and distressed bank debt, private placements, high-yield bonds and equities. Mr. Solimene has served on the Board of Directors of Runway Growth Finance Corp. (NASDAQ:RWAY) since 2016. In addition, Mr. Solimene currently serves on the boards of directors of a number of privately held companies and non-profit organizations. Mr. Solimene received a B.S. in Finance from Western Illinois University and an M.B.A. from the University of Chicago Graduate School of Business.

There are no arrangements or understandings between Mr. Solimene and any other person pursuant to which he was selected as Chief Financial Officer, Chief Investment Officer, and Secretary of the Company. There are no family relationships between Mr. Solimene and any director or executive officer of the Company, and there are no transactions since the beginning of the Company’s last fiscal year, or any currently proposed transaction, in which the Company is a participant, the amount involved exceeds $120,000, and in which Mr. Solimene had, or will have, a direct or indirect material interest.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Monroe Capital Income Plus Corporation

January 31, 2022	By:	/s/ Theodore L. Koenig
		Name:	Theodore L. Koenig
		Title:	Chief Executive Officer